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[IBDO LETTERHEAD APPEARS  HERE]

                                                                      EXHIBIT 16


September 22, 1999

Securities Exchange Commission
450 5th Street N.W.
Washington, D.C.  20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on September 16, 1999, to be filed by our former client, Nutrition For Life International, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,


/s/ BDO Seidman, LLP
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BDO Seidman, LLP